Exhibit 99.1

                          Forest City Reports
           Third-Quarter and Year-to-Date Financial Results


    CLEVELAND--(BUSINESS WIRE)--Dec. 6, 2007--Forest City Enterprises, Inc. (NYSE:FCEA) and (NYSE:FCEB) today announced revenues, net earnings and EBDT for the third quarter and nine months ended October 31, 2007.

    EBDT (Earnings Before Depreciation, Amortization and Deferred Taxes) for the third quarter grew to $68.8 million, or $0.64 per share, a 14.3 percent increase on a per share basis compared with last year's third-quarter EBDT of $57.4 million, or $0.56 per share. EBDT for the nine months ended October 31, 2007 was $174.5 million, or $1.62 per share, a decrease of 5.9 percent on a per share basis compared with last year's $177.4 million, or $1.72 per share. For an explanation of the variances, see "Discussion of Results."

    The fiscal third-quarter net loss was $10.8 million, or $0.11 per share, compared with net earnings of $45.9 million, or $0.45 per share, in the prior year. Net earnings for the nine months were $39.8 million, or $0.38 per share, compared with $106.6 million, or $1.05 per share, in 2006. The primary reason for the decrease in 2007 net earnings for the quarter and year-to-date was the larger gains on disposition of properties that occurred in 2006 compared with 2007.

    Third-quarter 2007 consolidated revenues were $333.6 million compared with $262.5 million for the same period last year. Nine-month revenues were $889.6 million compared with $775.1 million for the nine months ended October 31, 2006.

    EBDT and EBDT per share are non-Generally Accepted Accounting
Principle (GAAP) measures. A reconciliation of net earnings (the most directly comparable GAAP measure to EBDT) to EBDT is provided in the Financial Highlights table in this news release.

    Discussion of Results

    Charles A. Ratner, president and chief executive officer of Forest City Enterprises, said, "The real estate business is in the midst of fundamental changes driven by a variety of factors, including the meltdown in single-family home sales, tightening of credit markets, declining consumer confidence, and the beginnings of a slowdown in retail sales. In this environment, real estate stocks, including ours, have performed poorly in recent months. Notwithstanding these difficult industry conditions, we continue to create long-term shareholder value with the opening of new, premier properties in excellent markets, combined with solid operating results in our core portfolio. While we face short-term challenges, notably in our land business, we continue to maintain a robust development pipeline and a near-record level of liquidity."

    Ratner continued, "Our portfolio results are good and the fundamentals of the real estate business are strong, but the land business, which has been negatively impacted by the troubled housing market, continues to be extremely soft. New project openings are performing at or above expectations and our portfolio of mature properties continues to deliver solid results as evidenced by stable occupancies and favorable comparable property NOI performance.

    "Our EBDT for the quarter increased $11.4 million primarily due to the strong performance of our core operating portfolio and the recognition of an additional gain from the second-quarter sale of an under construction, supported-living apartment community. These strong results went straight to the bottom line while our land business was flat in the third quarter compared to last year. We expect land sales to be down in the fourth quarter with continuing softness into 2008.

    "For the first nine months, our overall EBDT decreased by $2.9 million. Our rental properties business performed well, as EBDT from our mature portfolio, including the Military Housing business, was up approximately $17.1 million. The nine-month results were also favorably impacted by the $9.9 million gain on sale of the supported-living apartment community (mentioned above) and the change in market value of $9.5 million of 10-year forward swaps. More than offsetting these increases were a $25.2 million decrease in EBDT from lower sales in our Land Development Group combined with a decline in commercial outlot sales in our Commercial Group; a decrease in Historic Preservation Tax Credits of $6.2 million; and an increase in corporate interest expense of $8.3 million, due primarily to the Senior Notes issued in October 2006."

    Comparable property net operating income (NOI) in the third quarter was up 6.9 percent compared with the same period a year ago. The retail portfolio was up 10.5 percent, with the strong results for the quarter spurred by filling several major vacancies in the New York portfolio. The office and residential portfolios were up 3.0 percent and 6.8 percent, respectively. Ratner said, "While these Comp NOI increases are some of the highest in recent history, we expect these trends to moderate as retail sales have shown recent signs of softening and the supply of rental residential space grows as a result of failed condominium units entering the for-rent market." Comparable property NOI, defined as NOI from properties operated in both 2007 and 2006, is a non-GAAP financial measure, and is based on the pro-rata consolidation method, also a non-GAAP financial measure. Included in this release is a schedule that presents comparable property NOI on the full consolidation method.

    Comparable retail occupancies increased to 94.3 percent in 2007 compared with 94.0 percent in 2006. Comparable office occupancies were
93.0 percent in 2007 compared with 93.4 percent last year. Comparable occupancies in the residential business increased to 95.8 percent compared with 95.6 percent in the prior year.

    Recent Milestones

    Opening of New York Times Building

    The 1.5-million-square-foot New York Times Building officially opened to Forest City's tenants in the third quarter. The building's largest office tenants include the law firm of Goodwin Procter and the global asset management firm of Legg Mason. Forest City expects that all signed tenants will have moved in by early 2008. Signed lease agreements currently represent 93 percent of the 737,000 square feet of space owned by Forest City. Designed by Pritzker Prize-winning architect Renzo Piano in the Times Square area of New York City, the 52-story office tower is jointly owned by The New York Times Company and Forest City.

    During the quarter, the Company closed on a $640 million loan with HSH Nordbank AG to refinance Forest City's portion of the Times building. The deal is the largest permanent loan in the Company's history. The Times building represents $517.5 million of cost at Forest City's share and on a full consolidation basis.

    Ratner said, "The New York Times Building now represents the largest single asset we have ever opened and adds tremendous value to our ownership position in the core market of New York City. The building is almost fully leased with great tenants, which is a testament to the aesthetic and financial success of this property. We are tremendously proud of the persistence and creativity of our New York team that made this project a reality."

    With the opening of the Times building, Forest City has completed all 10 projects scheduled for opening in fiscal 2007, representing $945.0 million at the Company's pro-rata share ($956.0 million on a full consolidation basis).

    Acquisition - Military Family Housing

    Shortly after quarter-end, Forest City closed on the acquisition of 2,986 military family housing units in the U.S. Navy's Northwest Region, which encompasses multiple neighborhoods associated with three Naval Installations in the Puget Sound area of the state of Washington. Forest City has assumed responsibility for demolition, renovation and new construction of homes, representing approximately $158 million in development costs, as well as property management.

    The acquisition of the Navy Northwest units and ancillary facilities from American Eagle Communities brings Forest City's military housing portfolio to more than 11,900 permanent units, located in Hawaii, the Midwest, and Colorado, in addition to the Pacific Northwest. Forest City recently received two national awards for its public-private housing partnership with the Navy in Hawaii, including the "Navy Installation Housing Team of the Year" award from the Professional Housing Management Association and a "Project of the Year" merit award from Multifamily Executive magazine.

    Disposition - Hotel

    In the fourth quarter, Forest City disposed of its ownership interest in the 210-room University Park at MIT Hotel, at the Company's University Park at MIT mixed-use campus in Cambridge, Massachusetts. The total sales price at 100 percent was $63.2 million, or $301,000 per room, generating net cash proceeds to Forest City of approximately $18 million. The ground-leased property was sold at a cap rate of approximately 6.75 percent. Forest City was a 50 percent owner in the hotel, which opened in 1998.

    The Company uses dispositions to take advantage of market conditions and high valuations, or to dispose of non-strategic assets. Despite the benefits of long-term value creation, dispositions can have a short-term negative effect on earnings, until the capital can be redeployed in the development pipeline, which ultimately leads to openings of larger, higher-impact properties.

    Award-Winning Projects

    Forest City retail centers recently won several major awards, including both a MAXI Silver Award and an Albert Sussman Humanitarian Award (for community relations) for Victoria Gardens in Rancho
Cucamonga, California; and a MAXI Silver Award and Superior
Achievement in Design and Imaging (SADI) Award for San Francisco
Centre.

    In the residential portfolio, Forest City properties won three major awards from Multifamily Executive (MFE). Grand awards were given to two apartment communities at the Company's Central Station development in Chicago - Sky55 and The Apartments at 1251 South Michigan. Forest City also earned its first LEED Gold certification from the U.S. Green Building Council for 3055 Roslyn Street, an office building located at the Company's Stapleton mixed-use project.

    Development Pipeline Highlights

    A schedule of the Company's project openings and acquisitions, and the pipeline of projects under construction, is included in this news release. The schedule includes comparable project costs on both a full consolidation and pro-rata share basis. Described below are several of the Company's projects under construction or under development.

    Projects Under Construction

    At the end of the third quarter, Forest City's pipeline included 19 projects under construction or to be acquired, representing a total cost of $2.1 billion of cost at the Company's pro-rata share ($1.4 billion on a full consolidation basis). Seven of these projects are scheduled to open during 2008, representing $672.4 million at the Company's share ($523.0 million on a full consolidation basis).

    In the retail pipeline, the Company has seven projects currently under construction, representing 4.7 million square feet. Of these projects, three retail centers, totaling approximately 2.4 million square feet, are scheduled to open in 2008. The most recent groundbreaking was for the 1.2-million-square-foot Ridge Hill mixed-use project in Yonkers, New York.

    Forest City currently has four residential properties, with a combined 1,467 rental units, under construction. Haverhill rental residential community, the most recent residential groundbreaking, is an adaptive re-use project in Haverhill, Massachusetts, and will have 305 historically renovated units, representing $73.6 million of total cost. Scheduled to open in 2008 are Uptown Apartments in center city Oakland, California; the Mercantile redevelopment project in downtown Dallas, Texas; and the Lucky Strike Building at the Company's Tobacco Row development in Richmond, Virginia.

    Projects Under Development

    At the end of the third quarter, Forest City had 15 projects under development, representing approximately $2.0 billion of cost at the Company's pro-rata share and on a full consolidation basis. Among the projects under development and scheduled to begin construction during the next year are 13 projects totaling more than $1.5 billion of cost at the Company's pro-rata share and on a full consolidation basis.

    Forest City's Washington, D.C. portfolio features two major mixed-use redevelopment projects - Waterfront and The Yards. Forest City began demolition in the fourth quarter on the site of Waterfront's first two government office buildings, totaling
600,000-plus square feet. At the 42-acre Yards project, demolition and construction of infrastructure began in the fall.

    In Texas, Forest City continues to identify additional development opportunities in the Dallas/Fort Worth area, which is home to nearly 2 million people in the nation's second-largest state. Forest City is in the early stages of development of three Dallas-area projects. The most notable is in partnership with General Growth Properties - Frisco in suburban Dallas will be a 400-acre master-planned community that is expected to include a 1.5-million-square-foot retail destination.

    At Atlantic Yards in Brooklyn, Forest City now controls more than 85 percent of the land necessary for the project, which includes up to
6.5 million square feet of developable land on the 22-acre site. Forest City expects to begin construction in 2008 on the Frank Gehry-designed Barclays Center arena, which will become the planned home of the Nets basketball team, in which Forest City has an ownership interest. The first phase of the project will also include commercial and residential development, including an affordable housing component.

    Financing Activity

    The capital markets for real estate have changed significantly in the last quarter. Lenders and investors have pulled back from the market, demanding increased premiums to underwrite risk. Loan originations for Commercial Mortgage-Backed Securities (CMBS) have fallen dramatically and pricing power has shifted to the lenders. Capital for real estate remains available; however, lender spreads have increased and underwriting criteria have been tightened. "The Company has successfully closed a number of large financings in this new environment. The strong relationships we have with our lenders, together with our proven track record, give us confidence we can access the capital necessary for our business," Ratner noted.

    During the first nine months of 2007, Forest City closed on transactions totaling $2.5 billion in nonrecourse mortgage financings, including $1.0 billion in refinancings, $925.7 million in development projects and acquisitions, and $543.5 million in loan extensions and additional fundings.

    As of October 31, 2007, the Company's weighted average cost of mortgage debt decreased to 6.06 percent from 6.09 percent at October 31, 2006, primarily due to a decrease in fixed-rate mortgage debt. Fixed-rate mortgage debt, which represented 62.9 percent of the Company's total nonrecourse mortgage debt, declined from 6.20 percent at October 31, 2006 to 6.08 percent at October 31, 2007. The variable-rate mortgage debt increased from 5.84 percent at October 31, 2006 to 6.02 percent at October 31, 2007.

    Outlook

    Ratner said, "The real estate industry has changed drastically in the past few months. In these uncertain times, liquidity is at a premium - we have maintained and continue to build on our high level of liquidity to address this uncertainty and take advantage of market opportunities. As we said at the end of the second quarter, the current state of the capital markets, general weakness in the economy, and the timing of transactions make it difficult to have clarity on how our EBDT will perform in the short term.

    "Despite the current challenges and the impact on the short-term measurement of EBDT, our longer-term focus on value creation is very clear. We completed all 10 projects scheduled for opening in fiscal 2007, representing more than $900 million. These new assets, together with the growth in our core operating portfolio, continue to create value for our shareholders. These projects reflect our belief that real estate is a long-term business, with long-term growth horizons - a marathon, not a sprint. We are well positioned to continue to deliver on projects in our development pipeline, ensuring our future growth."

    Corporate Description

    Forest City Enterprises, Inc. is a $10 billion NYSE-listed national real estate company. The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States.

    Supplemental Package

    Please refer to the Investor Relations section of the Company's website at www.forestcity.net for a Supplemental Package, which the Company will also furnish to the Securities and Exchange Commission on Form 8-K. This Supplemental Package includes operating and financial information for the quarter ended October 31, 2007, with reconciliations of non-GAAP financial measures, such as EBDT, comparable NOI and pro-rata financial statements, to their most directly comparable GAAP financial measures.

    EBDT

    The Company uses an additional measure, along with net earnings, to report its operating results. This non-GAAP measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes, is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly titled measures reported by other companies.

    The Company believes that EBDT provides additional information about its core operations and, along with net earnings, is necessary to understand its operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. The Company believes EBDT is important to investors because it provides another method for the investor to measure its long-term operating performance, as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.

    EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, amortization of mortgage procurement costs and deferred income taxes;
iv) preferred payment classified as minority interest expense on the Company's Consolidated Statement of Earnings; v) provision for decline in real estate (net of tax); vi) extraordinary items (net of tax); and
vii) cumulative effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings.

    EBDT is reconciled to net earnings, the most comparable financial measure calculated in accordance with GAAP, in the table titled Financial Highlights below and in the Company's Supplemental Package, which the Company will also furnish to the SEC on Form 8-K. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management's opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because it believes the values of its properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in the Company's current tax provision. The provision for decline in real estate is excluded from EBDT because it varies from year to year based on factors unrelated to the Company's overall financial performance and is related to the ultimate gain on dispositions of operating properties. The Company's EBDT may not be directly comparable to similarly titled measures reported by other companies.

    Pro-Rata Consolidation Method

    This press release contains certain financial measures prepared in accordance with GAAP under the full consolidation accounting method and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). The Company presents certain financial amounts under the pro-rata method because it believes this information is useful to investors as this method reflects the manner in which the Company operates its business. In line with industry practice, the Company has made a large number of investments in which its economic ownership is less than 100 percent as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, the Company presents its investments proportionate to its economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100 percent if deemed to be under its control or if the Company is deemed to be the primary beneficiary of the variable interest entities, even if its ownership is not 100 percent. The Company provides reconciliations from the full consolidation method to the pro-rata consolidation method in the exhibits below and throughout its Supplemental Package, which the Company will also furnish to the SEC on Form 8-K.

    Safe Harbor Language

    Statements made in this news release that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. The Company's actual results could differ materially from those expressed or implied in such forward-looking statements due to various risks, uncertainties and other factors. Risks and factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, real estate development and investment risks, economic conditions in the Company's primary markets, dependence on rental income from real property, downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or insolvency of tenants, reliance on major tenants, the impact of terrorist acts, risks associated with an investment in and the operation of a professional sports franchise, conflicts of interest, the Company's substantial debt leverage and the ability to service debt, the impact of restrictions imposed by the Company's credit facility, changes in interest rates, the continued availability of tax-exempt government financing, effects of uninsured losses, environmental liabilities, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, litigation risks, and other risk factors as disclosed from time to time in the Company's SEC filings, including but not limited to, the Company's annual and quarterly reports.



            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
     Three Months and Nine Months Ended October 31, 2007 and 2006
            (dollars in thousands, except per share data)


                          Three Months Ended,
                              October 31,         Increase (Decrease)
                      --------------------------- -------------------
                          2007          2006        Amount    Percent
                      ------------- ------------- ----------- -------
Operating Results:
Loss from continuing
 operations           $    (11,414) $     (7,947)   $ (3,467)
Discontinued
 operations, net of
 tax and minority
 interest (1)                  640        53,822     (53,182)
                      ------------- ------------- -----------
Net earnings          $    (10,774) $     45,875    $(56,649)
                      ============= ============= ===========

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes (EBDT)
 (2)                  $     68,795  $     57,400    $ 11,395    19.9%
                      ============= ============= ===========

Reconciliation of Net
 Earnings to Earnings
 Before Depreciation,
 Amortization and
 Deferred Taxes (EBDT)
 (2):

  Net Earnings (loss) $    (10,774) $     45,875    $(56,649)

  Depreciation and
   amortization - Real
   Estate Groups (7)        58,559        47,222      11,337

  Amortization of
   mortgage
   procurement costs -
   Real Estate Groups
   (7)                       3,526         2,743         783

  Deferred income tax
   expense - Real
   Estate Groups (8)        (1,456)       29,739     (31,195)

  Deferred income tax
   expense - Non-Real
   Estate Groups: (8)
     Gain on
      disposition of
      other
      investments                -             -           -

  Current income tax
   expense on non-
   operating earnings:
   (8)
     Gain on
      disposition of
      other
      investments               66             -          66
     Gain on
      disposition
      included in
      discontinued
      operations            18,746        17,227       1,519
     Gain on
      disposition of
      equity method
      rental
      properties                 -             -           -

Straight-line rent
 adjustment (3)             (1,668)       (1,528)       (140)

Preference payment (6)         937             -         937

Preferred return on
 disposition                     -             -           -

 Provision for decline
  in real estate, net
  of minority interest           -             -           -

 Provision for decline
  in real estate of
  equity method rental
  properties                     -             -           -

 Gain on disposition
  of equity method
  rental properties              -             -           -

 Gain on disposition
  of other investments        (172)            -        (172)

 Discontinued
  operations: (1)
     Gain on
      disposition of
      rental
      properties             1,031      (143,494)    144,525
     Minority interest
      - Gain on
      disposition                -        59,616     (59,616)

                      ------------- ------------- -----------

  Earnings Before
   Depreciation,
   Amortization and
   Deferred Taxes
   (EBDT) (2)         $     68,795  $     57,400    $ 11,395    19.9%
                      ============= ============= ===========

Diluted Earnings per
 Common Share:

Loss from continuing
 operations           $      (0.11) $      (0.08)   $  (0.03)
Discontinued
 operations, net of
 tax and minority
 interest (1)                    -          0.53       (0.53)
                      ------------- ------------- -----------
Net earnings (loss)
 (5)                  $      (0.11) $       0.45    $  (0.56)
                      ============= ============= ===========

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes (EBDT)
 (2) (4)              $       0.64  $       0.56    $   0.08    14.3%
                      ============= ============= ===========

Operating earnings
 (loss), net of tax (a
 non-GAAP financial
 measure)             $      (0.08) $      (0.02)   $  (0.06)

Provision for decline
 in real estate, net
 of tax                          -             -           -

Gain on disposition of
 rental properties and
 other investments,
 net of tax                  (0.01)         1.09       (1.10)

Minority interest            (0.02)        (0.62)       0.60

                      ------------- ------------- -----------
Net earnings (loss)
 (5)                  $      (0.11) $       0.45    $  (0.56)
                      ============= ============= ===========

Diluted weighted
 average shares
 outstanding (4)       102,330,172   101,680,649     649,523
                      ============= ============= ===========


                            Nine Months Ended
                               October 31,         Increase (Decrease)
                       --------------------------- -------------------
                           2007          2006        Amount    Percent
                       ------------- ------------- ----------- -------
Operating Results:
Loss from continuing
 operations            $    (24,894) $     (1,120)  $ (23,774)
Discontinued
 operations, net of tax
 and minority interest
 (1)                         64,714       107,745     (43,031)
                       ------------- ------------- -----------
Net earnings           $     39,820  $    106,625   $ (66,805)
                       ============= ============= ===========

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes (EBDT)
 (2)                   $    174,530  $    177,404   $  (2,874)  (1.6%)
                       ============= ============= ===========

Reconciliation of Net
 Earnings to Earnings
 Before Depreciation,
 Amortization and
 Deferred Taxes (EBDT)
 (2):

  Net Earnings (loss)  $     39,820  $    106,625   $ (66,805)

  Depreciation and
   amortization - Real
   Estate Groups (7)        185,558       148,807      36,751

  Amortization of
   mortgage procurement
   costs - Real Estate
   Groups (7)                 9,983         8,098       1,885

  Deferred income tax
   expense - Real
   Estate Groups (8)         21,581        73,128     (51,547)

  Deferred income tax
   expense - Non-Real
   Estate Groups: (8)
     Gain on
      disposition of
      other investments         (57)            -         (57)

  Current income tax
   expense on non-
   operating earnings:
   (8)
     Gain on
      disposition of
      other investments         290             -         290
     Gain on
      disposition
      included in
      discontinued
      operations             26,834        17,198       9,636
     Gain on
      disposition of
      equity method
      rental properties           -         2,657      (2,657)

Straight-line rent
 adjustment (3)              (9,288)       (4,559)     (4,729)

Preference payment (6)        2,771             -       2,771

Preferred return on
 disposition                  5,034             -       5,034

 Provision for decline
  in real estate, net
  of minority interest            -         1,923      (1,923)

 Provision for decline
  in real estate of
  equity method rental
  properties                      -           400        (400)

 Gain on disposition of
  equity method rental
  properties                 (2,106)       (7,662)      5,556

 Gain on disposition of
  other investments            (603)            -  (603)

 Discontinued
  operations: (1)
     Gain on
      disposition of
      rental properties    (105,287)     (287,220)    181,933
     Minority interest
      - Gain on
      disposition                 -       118,009    (118,009)

                       ------------- ------------- -----------

  Earnings Before
   Depreciation,
   Amortization and
   Deferred Taxes
   (EBDT) (2)          $    174,530  $    177,404   $  (2,874)  (1.6%)
                       ============= ============= ===========

Diluted Earnings per
 Common Share:

Loss from continuing
 operations            $      (0.24) $      (0.01)  $   (0.23)
Discontinued
 operations, net of tax
 and minority interest
 (1)                           0.62          1.06       (0.44)
                       ------------- ------------- -----------
Net earnings (loss) (5)$       0.38  $       1.05   $   (0.67)
                       ============= ============= ===========

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes (EBDT)
 (2) (4)               $       1.62  $       1.72   $   (0.10)  (5.9%)
                       ============= ============= ===========

Operating earnings
 (loss), net of tax (a
 non-GAAP financial
 measure)              $      (0.18) $       0.10   $   (0.28)

Provision for decline
 in real estate, net of
 tax                              -         (0.01)       0.01

Gain on disposition of
 rental properties and
 other investments, net
 of tax                        0.66          2.23       (1.57)

Minority interest             (0.10)        (1.27)       1.17

                       ------------- ------------- -----------
Net earnings (loss) (5)$       0.38  $       1.05   $   (0.67)
                       ============= ============= ===========

Diluted weighted
 average shares
 outstanding (4)        102,189,119   101,670,129     518,990
                       ============= ============= ===========





            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
     Three Months and Nine Months Ended October 31, 2007 and 2006
                        (dollars in thousands)


                             Three Months Ended,
                                 October 31,      Increase (Decrease)
                            --------------------- -------------------
                               2007       2006      Amount    Percent
                            --------------------- -------------------
Operating Earnings (a non-
 GAAP financial measure)
 and Reconciliation to Net
 Earnings:
Revenues from real estate
 operations
   Commercial Group         $ 239,039  $ 191,193  $   47,846
   Residential Group           81,170     48,406      32,764
   Land Development Group      13,417     22,934      (9,517)
   Corporate Activities             -          -           -
                            --------------------- -----------
      Total Revenues          333,626    262,533      71,093  (27.1%)

Operating expenses           (201,274)  (162,801)    (38,473)
Interest expense, including
 early extinguishment of
 debt                         (92,960)   (68,067)    (24,893)
Amortization of mortgage
 procurement costs (7)         (3,568)    (2,719)       (849)
Depreciation and
 amortization (7)             (54,414)   (43,173)    (11,241)
Interest and other income      17,544      7,023      10,521
Equity in earnings (loss)
 of unconsolidated entities    (6,526)     9,122     (15,648)
Provision for decline in
 real estate of equity
 method rental properties           -          -           -
Gain on disposition of
 equity method rental
 properties                         -          -           -
Revenues and interest
 income from discontinued
 operations (1)                 1,544     30,184     (28,640)
Expenses from discontinued
 operations (1)                   531    (26,471)     27,002
                            --------------------- -----------

Operating earnings (loss)
 (a non-GAAP financial
 measure)                      (5,497)     5,631     (11,128)
                            --------------------- -----------

Income tax expense (8)         (1,706)    (6,227)      4,521
Income tax expense from
 discontinued operations
 (1) (8)                         (404)   (33,894)     33,490
Income tax expense on non-
 operating earnings items
 (see below)                     (332)    32,410     (32,742)
                            --------------------- -----------

Operating earnings (loss),
 net of tax (a non-GAAP
 financial measure)            (7,939)    (2,080)     (5,859)
                            --------------------- -----------

Provision for decline in
 real estate                        -          -           -

Provision for decline in
 real estate of equity
 method rental properties           -          -           -

Gain on disposition of
 equity method rental
 properties                         -          -           -

Gain on disposition of
 other investments                172          -         172

Gain on disposition of
 rental properties included
 in discontinued operations
 (1)                           (1,031)   143,494    (144,525)

Income tax benefit
 (expense) on non-operating
 earnings: (8)
   Provision for decline in
    real estate                     -          -           -
   Provision for decline in
    real estate of equity
    method rental
    properties                      -          -           -
   Gain on disposition of
    other investments             (66)         -         (66)
   Gain on disposition of
    equity method rental
    properties                      -          -           -
   Gain on disposition of
    rental properties
    included in
    discontinued operations       398    (32,410)     32,808
                            --------------------- -----------
Income tax expense on non-
 operating earnings (see
 above)                           332    (32,410)     32,742
                            --------------------- -----------

Minority interest in
 continuing operations         (2,308)    (3,638)      1,330

Minority interest in
 discontinued operations:
 (1)
   Operating earnings               -        125        (125)
   Gain on disposition of
    rental properties               -    (59,616)     59,616
                            --------------------- -----------
                                    -    (59,491)     59,491
                            --------------------- -----------

Minority interest              (2,308)   (63,129)     60,821
                            --------------------- -----------

Net earnings                $ (10,774) $  45,875  $  (56,649)
                            ===================== ===========

                               Nine Months Ended
                                  October 31,      Increase (Decrease)
                             --------------------- -------------------
                                2007       2006      Amount    Percent
                             --------------------- -------------------
Operating Earnings (a non-
 GAAP financial measure) and
 Reconciliation to Net
 Earnings:
Revenues from real estate
 operations
   Commercial Group          $ 652,792  $ 568,674   $  84,118
   Residential Group           198,029    140,579      57,450
   Land Development Group       38,756     65,844     (27,088)
   Corporate Activities              -          -           -
                             --------------------- -----------
      Total Revenues           889,577    775,097     114,480  (14.8%)

Operating expenses            (547,052)  (460,514)    (86,538)
Interest expense, including
 early extinguishment of
 debt                         (246,651)  (206,158)    (40,493)
Amortization of mortgage
 procurement costs (7)          (8,971)    (8,051)       (920)
Depreciation and
 amortization (7)             (169,942)  (125,032)    (44,910)
Interest and other income       52,366     29,740      22,626
Equity in earnings (loss) of
 unconsolidated entities         2,608     15,811     (13,203)
Provision for decline in
 real estate of equity
 method rental properties            -        400        (400)
Gain on disposition of
 equity method rental
 properties                     (2,106)    (7,662)      5,556
Revenues and interest income
 from discontinued
 operations (1)                 26,352     97,633     (71,281)
Expenses from discontinued
 operations (1)                (26,173)   (90,918)     64,745
                             --------------------- -----------

Operating earnings (loss) (a
 non-GAAP financial measure)   (29,992)    20,346     (50,338)
                             --------------------- -----------

Income tax expense (8)          12,943     (9,695)     22,638
Income tax expense from
 discontinued operations (1)
 (8)                           (40,752)   (67,849)     27,097
Income tax expense on non-
 operating earnings items
 (see below)                    39,785     67,446     (27,661)
                             --------------------- -----------

Operating earnings (loss),
 net of tax (a non-GAAP
 financial measure)            (18,016)    10,248     (28,264)
                             --------------------- -----------

Provision for decline in
 real estate                         -     (1,923)      1,923

Provision for decline in
 real estate of equity
 method rental properties            -       (400)        400

Gain on disposition of
 equity method rental
 properties                      2,106      7,662      (5,556)

Gain on disposition of other
 investments                       603          -         603

Gain on disposition of
 rental properties included
 in discontinued operations
 (1)                           105,287    287,220    (181,933)

Income tax benefit (expense)
 on non-operating earnings:
 (8)
   Provision for decline in
    real estate                      -        743        (743)
   Provision for decline in
    real estate of equity
    method rental properties         -        155        (155)
   Gain on disposition of
    other investments             (233)         -        (233)
   Gain on disposition of
    equity method rental
    properties                   1,131     (2,962)      4,093
   Gain on disposition of
    rental properties
    included in discontinued
    operations                 (40,683)   (65,382)     24,699
                             --------------------- -----------
Income tax expense on non-
 operating earnings (see
 above)                        (39,785)   (67,446)     27,661
                             --------------------- -----------

Minority interest in
 continuing operations         (10,375)   (10,395)         20

Minority interest in
 discontinued operations:
 (1)
   Operating earnings                -       (332)        332
   Gain on disposition of
    rental properties                -   (118,009)    118,009
                             --------------------- -----------
                                     -   (118,341)    118,341
                             --------------------- -----------

Minority interest              (10,375)  (128,736)    118,361
                             --------------------- -----------

Net earnings                 $  39,820  $ 106,625   $ (66,805)
                             ===================== ===========





            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
     Three Months and Nine Months Ended October 31, 2007 and 2006
                            (in thousands)

1) Pursuant to the definition of a component of an entity of SFAS No. 144, assuming no significant continuing involvement, all earnings of properties which have been sold or are held for sale are reported as discontinued operations.

2) The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes; iv) preferred payment classified as minority interest expense on the Company's Consolidated Statement of Earnings; v) provision for decline in real estate (net of tax); vi) extraordinary items (net of tax); and vii) cumulative effect of change in accounting principle (net of tax). See our discussion of EBDT in the news release.

3) The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, "Accounting for Leases." The straight-line rent adjustment is recorded as an increase or decrease to revenue or operating expense from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

4) For the three and nine months ended October 31, 2007, the effect of 5,257,146 and 5,490,925 shares respectively of dilutive securities were not included in the computation of diluted earnings per share because their effect is anti-dilutive to the loss from continuing operations. (Since these shares are dilutive for the computation of EBDT per share for the three and nine months ended October 31, 2007, diluted weighted average shares outstanding of 107,587,318 and 107,680,044 were used to arrive at $0.64/share and $1.62/share, respectively.)

For the three and nine months ended October 31, 2006, the effect of 1,646,734 and 1,565,938 shares respectively of dilutive securities were not included in the computation of diluted earnings per share because their effect is anti-dilutive to the loss from continuing operations. (Since these shares are dilutive for the computation of EBDT per share for the three and nine months ended October 31, 2006, diluted weighted average shares outstanding of 103,327,383 and 103,236,067 were used to arrive at $0.56/share and $1.72/share, respectively.)

5) For the nine months ended October 31, 2007, $595,000 of net earnings is allocated to participating securities under EITF 03-6 "Participating Securities and the Two-Class Method under FASB 128". As a result, the net earnings for purposes of calculating basic and diluted EPS is $39,225,000.

6) The Forest City Ratner Companies portfolio became a wholly-owned subsidiary of the Company November 8, 2006 upon the issuance of the Class A Common Units in exchange for Bruce C. Ratner's minority interests. For the first five years only, the Units that have not been exchanged are entitled to their proportionate share of an annual preferred payment of $2,500,000 plus an amount equal to the dividends paid on the same number of shares of the Company's common stock. After five years, the Units that have not been exchanged are entitled to a payment equal to the dividends paid on an equivalent number of shares of the Company's common stock. At October 31, 2007, the Company has recorded approximately $2,771,000 related to three quarters share of the annual preferred payment which is classified as minority interest expense on the Company's consolidated statement of earnings.

7) The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs. The Company's Real Estate Groups are engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.


                             Depreciation and      Depreciation and
                                Amortization          Amortization
                            --------------------  --------------------
                            Three Months Ended     Nine Months Ended
                                 October 31,           October 31,
                            --------------------  --------------------
                               2007       2006       2007      2006
                            --------------------  --------------------

Full Consolidation          $   54,414  $43,173   $ 169,942  $125,032
Non-Real Estate                 (3,411)    (236)     (7,430)     (932)
                            --------------------  --------------------
Real Estate Groups Full
 Consolidation                  51,003   42,937     162,512   124,100
Real Estate Groups related
 to minority interest           (2,343)  (3,650)     (6,168)  (10,514)
Real Estate Groups Equity
 Method                          9,892    5,710      27,273    25,912
Real Estate Groups
 Discontinued Operations             7    2,225       1,941     9,309
                            --------------------  --------------------
Real Estate Groups Pro-Rata
 Consolidation              $   58,559  $47,222   $ 185,558  $148,807
                            ====================  ====================

                              Amortization of       Amortization of
                                  Mortgage              Mortgage
                              Procurement Costs     Procurement Costs
                            --------------------  --------------------
                            Three Months Ended     Nine Months Ended
                                 October 31,           October 31,
                            --------------------  --------------------
                               2007       2006       2007      2006
                            --------------------  --------------------

Full Consolidation          $    3,568  $ 2,719   $   8,971  $  8,051
Non-Real Estate                      -      (46)          -      (236)
                            --------------------  --------------------
Real Estate Groups Full
 Consolidation                   3,568    2,673       8,971     7,815
Real Estate Groups related
 to minority interest             (195)    (311)       (616)     (900)
Real Estate Groups Equity
 Method                            142      293       1,548       860
Real Estate Groups
 Discontinued Operations            11       88          80       323
                            --------------------  --------------------
Real Estate Groups Pro-Rata
 Consolidation              $    3,526  $ 2,743   $   9,983  $  8,098
                            ====================  ====================


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
     Three Months and Nine Months Ended October 31, 2007 and 2006
                            (in thousands)

                            Three Months Ended    Nine Months Ended
                                 October 31,          October 31,
                            -------------------- ---------------------
                               2007       2006      2007       2006
                            -------------------- ---------------------
8) The following table         (in thousands)       (in thousands)
 provides detail of Income
 Tax Expense (Benefit):
   (A) Operating earnings
         Current            $  (16,419) $(8,484) $  (16,564) $(17,358)
         Deferred               18,059   14,711       4,519    24,989
                            -------------------- ---------------------
                                 1,640    6,227     (12,045)    7,631
                            -------------------- ---------------------

   (B) Provision for
    decline in real estate
         Deferred                    -        -           -      (743)
         Deferred - Equity
          method investment          -        -           -      (155)
                            -------------------- ---------------------
                                     -        -           -      (898)
                            -------------------- ---------------------
   (C) Gain on disposition
    of other investments
         Current - Non-Real
          Estate Groups             66        -         290         -
         Deferred - Non-
          Real Estate
          Groups                     -        -         (57)        -
                            -------------------- ---------------------
                                    66        -         233         -
                            -------------------- ---------------------
   (D) Gain on disposition
    of equity method rental
    properties
         Current                     -        -           -     2,657
         Deferred                    -        -      (1,131)      305
                            -------------------- ---------------------
                                     -        -      (1,131)    2,962
                            -------------------- ---------------------

      Subtotal (A) (B) (C)
       (D)
         Current               (16,353)  (8,484)    (16,274)  (14,701)
         Deferred               18,059   14,711       3,331    24,396
                            -------------------- ---------------------
         Income tax expense      1,706    6,227     (12,943)    9,695
                            -------------------- ---------------------

   (E) Discontinued
    operations - Rental
    Properties
         Operating earnings
         Current                   781      915      (1,567)    1,647
         Deferred                   21      569       1,636       820
                            -------------------- ---------------------
                                   802    1,484          69     2,467

        Gain on disposition
         of rental
         properties
        Current                 18,746   17,227      26,834    17,198
        Deferred               (19,144)  15,183      13,849    48,184
                            -------------------- ---------------------
                                  (398)  32,410      40,683    65,382
                            -------------------- ---------------------
                                   404   33,894      40,752    67,849
                            -------------------- ---------------------

     Grand Total (A) (B)
      (C) (D) (E)
         Current                 3,174    9,658       8,993     4,144
         Deferred               (1,064)  30,463      18,816    73,400
                            -------------------- ---------------------
                            $    2,110  $40,121  $   27,809  $ 77,544
                            -------------------- ---------------------

     Recap of Grand Total:
       Real Estate Groups
         Current                11,313   13,259      24,287    15,704
         Deferred               (1,456)  29,739      21,581    73,128
                            -------------------- ---------------------
                                 9,857   42,998      45,868    88,832
       Non-Real Estate
        Groups
         Current                (8,139)  (3,601)    (15,294)  (11,560)
         Deferred                  392      724      (2,765)      272
                            -------------------- ---------------------
                                (7,747)  (2,877)    (18,059)  (11,288)
                            -------------------- ---------------------
      Grand Total           $    2,110  $40,121  $   27,809  $ 77,544
                            ==================== =====================





Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
 (GAAP) (in thousands):


                           Three Months Ended October 31, 2007
                    --------------------------------------------------

                                        Plus
                                       Unconsol-             Pro-Rata
                      Full             idated                 Consol-
                     Consol-   Less     Invest-     Plus      idation
                     idation  Minority ments at  Discontinued  (Non-
                     (GAAP)   Interest Pro-Rata   Operations   GAAP)
                    --------------------------------------------------

Revenues from real
 estate operations  $333,626  $20,678   $84,006       $1,002 $397,956
Exclude straight-
 line rent
 adjustment (1)       (3,148)       -         -            -   (3,148)
                    --------------------------------------------------
Adjusted revenues    330,478   20,678    84,006        1,002  394,808

Operating expenses   201,274   13,439    59,298         (845) 246,288
Add back non-Real
 Estate depreciation
 and amortization
 (b)                   3,411        -     3,754            -    7,165
Add back
 amortization of
 mortgage
 procurement costs
 for non-Real Estate
 Groups (d)                -        -        72            -       72
Exclude straight-
 line rent
 adjustment (2)       (1,480)       -         -            -   (1,480)
Exclude preference
 payment                (937)       -         -            -     (937)
                    --------------------------------------------------
Adjusted operating
 expenses            202,268   13,439    63,124         (845) 251,108

Add interest income
 and other income     17,544      438     2,307          542   19,955
Add equity in
 earnings of
 unconsolidated
 entities             (6,526)     112     5,987            -     (651)
Add back equity
 method depreciation
 and amortization
 expense (see below)  10,034        -   (10,034)           -        -
                    --------------------------------------------------

Net Operating Income 149,262    7,789    19,142        2,389  163,004

Interest expense,
 including early
 extinguishment of
 debt                (92,960)  (2,943)  (19,142)        (296)(109,455)

Gain (loss) on
 disposition of
 rental properties
 and other
 investments             172        -         -       (1,031)    (859)

Depreciation and
 amortization - Real
 Estate Groups (a)   (51,003)  (2,343)   (9,892)          (7) (58,559)

Amortization of
 mortgage
 procurement costs -
 Real Estate Groups
 (c)                  (3,568)    (195)     (142)         (11)  (3,526)

Straight-line rent
 adjustment (1) +
 (2)                   1,668        -         -            -    1,668

Preference payment      (937)       -         -            -     (937)

Equity method
 depreciation and
 amortization
 expense (see above) (10,034)       -    10,034            -        -
                    --------------------------------------------------

Earnings (loss)
 before income taxes  (7,400)   2,308         -        1,044   (8,664)

Income tax provision  (1,706)       -         -         (404)  (2,110)
                    --------------------------------------------------

Earnings (loss)
 before minority
 interest and
 discontinued
 operations           (9,106)   2,308         -          640  (10,774)

Minority Interest     (2,308)  (2,308)        -            -        -
                    --------------------------------------------------
Earnings (loss) from
 continuing
 operations          (11,414)       -         -          640  (10,774)

Discontinued
 operations, net of
 tax and minority
 interest:
      Operating
       earnings from
       rental
       properties      1,273        -         -       (1,273)       -
      Gain (loss) on
       disposition
       of rental
       properties       (633)       -         -          633        -
                    --------------------------------------------------
                         640        -         -         (640)       -

                    --------------------------------------------------
Net earnings (loss) $(10,774)      $-        $-           $- $(10,774)
                    ==================================================


(a) Depreciation and
 amortization - Real
 Estate Groups       $51,003   $2,343    $9,892           $7  $58,559
(b) Depreciation and
 amortization - Non-
 Real Estate           3,411        -     3,754            -    7,165
                    --------------------------------------------------
    Total
     depreciation
     and
     amortization    $54,414   $2,343   $13,646           $7  $65,724
                    ==================================================

(c) Amortization of
 mortgage
 procurement costs -
 Real Estate Groups   $3,568     $195      $142          $11   $3,526
(d) Amortization of
 mortgage
 procurement costs -
 Non-Real Estate           -        -        72            -       72
                    --------------------------------------------------
    Total
     amortization of
     mortgage
     procurement
     costs            $3,568     $195      $214          $11   $3,598
                    ==================================================


                           Three Months Ended October 31, 2006
                    --------------------------------------------------

                                        Plus
                                       Unconsol-             Pro-Rata
                      Full             idated                 Consol-
                     Consol-   Less     Invest-     Plus      idation
                     idation  Minority ments at  Discontinued  (Non-
                     (GAAP)   Interest Pro-Rata   Operations   GAAP)
                    --------------------------------------------------

Revenues from real
 estate operations  $262,533  $25,759   $65,075      $27,685 $329,534
Exclude straight-
 line rent
 adjustment (1)       (2,884)       -         -          (13)  (2,897)
                    --------------------------------------------------
Adjusted revenues    259,649   25,759    65,075       27,672  326,637

Operating expenses   162,801   12,798    43,066       16,958  210,027
Add back non-Real
 Estate depreciation
 and amortization
 (b)                     236        -      (251)           -      (15)
Add back
 amortization of
 mortgage
 procurement costs
 for non-Real Estate
 Groups (d)               46        1       293            -      338
Exclude straight-
 line rent
 adjustment (2)       (1,149)       -         -         (220)  (1,369)
Exclude preference
 payment                   -        -         -            -        -
                    --------------------------------------------------
Adjusted operating
 expenses            161,934   12,799    43,108       16,738  208,981

Add interest income
 and other income      7,023      802 442          156    6,819
Add equity in
 earnings of
 unconsolidated
 entities              9,122        -    (3,446)           -    5,676
Add back equity
 method depreciation
 and amortization
 expense (see below)   6,003        -    (6,003)           -        -
                    --------------------------------------------------

Net Operating Income 119,863   13,762    12,960       11,090  130,151

Interest expense,
 including early
 extinguishment of
 debt                (68,067)  (6,163)  (12,960)      (4,732) (79,596)

Gain (loss) on
 disposition of
 rental properties
 and other
 investments               -        -         -       83,878   83,878

Depreciation and
 amortization - Real
 Estate Groups (a)   (42,937)  (3,650)   (5,710)      (2,225) (47,222)

Amortization of
 mortgage
 procurement costs -
 Real Estate Groups
 (c)                  (2,673)    (311)     (293)         (88)  (2,743)

Straight-line rent
 adjustment (1) +
 (2)                   1,735        -         -         (207)   1,528

Preference payment         -        -         -            -        -

Equity method
 depreciation and
 amortization
 expense (see above)  (6,003)       -     6,003            -        -
                    --------------------------------------------------

Earnings (loss)
 before income taxes   1,918    3,638         -       87,716   85,996

Income tax provision  (6,227)       -         -      (33,894) (40,121)
                    --------------------------------------------------

Earnings (loss)
 before minority
 interest and
 discontinued
 operations           (4,309)   3,638         -       53,822   45,875

Minority Interest     (3,638)  (3,638)        -            -        -
                    --------------------------------------------------
Earnings (loss) from
 continuing
 operations           (7,947)       -         -       53,822   45,875

Discontinued
 operations, net of
 tax and minority
 interest:
      Operating
       earnings from
       rental
       properties      2,354        -         -       (2,354)       -
      Gain (loss) on
       disposition
       of rental
       properties     51,468        -         -      (51,468)       -
                    --------------------------------------------------
                      53,822        -         -      (53,822)       -

                    --------------------------------------------------
Net earnings (loss)  $45,875       $-        $-           $-  $45,875
                    ==================================================


(a) Depreciation and
 amortization - Real
 Estate Groups       $42,937   $3,650    $5,710       $2,225  $47,222
(b) Depreciation and
 amortization - Non-
 Real Estate             236        -      (251)           -      (15)
                    --------------------------------------------------
    Total
     depreciation
     and
     amortization    $43,173   $3,650    $5,459       $2,225  $47,207
                    ==================================================

(c) Amortization of
 mortgage
 procurement costs -
 Real Estate Groups   $2,673     $311      $293          $88   $2,743
(d) Amortization of
 mortgage
 procurement costs -
 Non-Real Estate          46        1       293            -      338
                    --------------------------------------------------
    Total
     amortization of
     mortgage
     procurement
     costs            $2,719     $312      $586          $88   $3,081
                    ==================================================





Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
 (GAAP) (in thousands):


                           Nine Months Ended October 31, 2007
                  ----------------------------------------------------

                                      Plus
                                     Unconsol-
                    Full             idated                 Pro-Rata
                   Consol-   Less     Invest-     Plus       Consol-
                   idation  Minority ments at  Discontinued  idation
                   (GAAP)   Interest Pro-Rata   Operations (Non-GAAP)
                  ----------------------------------------------------

Revenues from real
 estate operations$889,577 $51,323  $257,228  $25,601      $1,121,083
Exclude straight-
 line rent
 adjustment (1)    (16,148)      -         -        -         (16,148)
                  ----------------------------------------------------
Adjusted revenues  873,429  51,323   257,228   25,601       1,104,935

Operating expenses 547,052  24,087   172,251   19,885         715,101
Add back non-Real
 Estate
 depreciation and
 amortization (b)    7,430       -     6,271        -          13,701
Add back
 amortization of
 mortgage
 procurement costs
 for non-Real
 Estate Groups (d)       -       -       105        -             105
Exclude straight-
 line rent
 adjustment (2)     (6,860)      -         -        -          (6,860)
Exclude preference
 payment            (2,771)      -         -        -          (2,771)
                  ----------------------------------------------------
Adjusted operating
 expenses          544,851  24,087   178,627   19,885         719,276

Add interest
 income and other
 income             52,366   1,862     9,158      751          60,413
Add equity in
 earnings of
 unconsolidated
 entities            2,608     696    (3,112)       -          (1,200)
Remove gain on
 disposition
 recorded on
 equity method      (2,106)      -     2,106        -               -
Add back provision
 for decline
 recorded on
 equity method           -       -         -        -               -
Add back equity
 method
 depreciation and
 amortization
 expense (see
 below)             28,821       -   (28,821)       -               -
                  ----------------------------------------------------

Net Operating
 Income            410,267  29,794    57,932    6,467         444,872

Interest expense,
 including early
 extinguishment of
 debt             (246,651)(12,635)  (52,898)  (4,267)       (291,181)

Gain on
 disposition of
 equity method
 rental properties
 (e)                 2,106       -         -        -           2,106

Gain on
 disposition of
 rental properties
 and other
 investments           603       -         -  105,287         105,890

Preferred return
 on disposition          -       -    (5,034)       -          (5,034)

Provision for
 decline in real
 estate                  -       -         -        -               -

Provision for
 decline in real
 estate of equity
 method rental
 properties              -       -         -        -               -

Depreciation and
 amortization -
 Real Estate
 Groups (a)       (162,512) (6,168)  (27,273)  (1,941)       (185,558)

Amortization of
 mortgage
 procurement costs
 - Real Estate
 Groups (c)         (8,971)   (616)   (1,548)     (80)         (9,983)

Straight-line rent
 adjustment (1) +
 (2)                 9,288       -         -        -           9,288

Preference payment  (2,771)      -         -        -          (2,771)

Equity method
 depreciation and
 amortization
 expense (see
 above)            (28,821)      -    28,821        -               -
                  ----------------------------------------------------

Earnings (loss)
 before income
 taxes             (27,462) 10,375         -  105,466          67,629

Income tax
 provision          12,943       -         -  (40,752)        (27,809)
                  ----------------------------------------------------

Earnings (loss)
 before minority
 interest and
 discontinued
 operations        (14,519) 10,375         -   64,714          39,820

Minority Interest  (10,375)(10,375)        -        -               -
                  ----------------------------------------------------
Earnings (loss)
 from continuing
 operations        (24,894)      -         -   64,714          39,820

Discontinued
 operations, net
 of tax and
 minority
 interest:
      Operating
       earnings
       from rental
       properties      110       -         -     (110)              -
      Gain on
       disposition
       of rental
       properties   64,604       -         -  (64,604)              -
                  ----------------------------------------------------
                    64,714       -         -  (64,714)              -

                  ----------------------------------------------------
Net earnings       $39,820      $-        $-       $-         $39,820
                  ====================================================


(a) Depreciation
 and amortization
 - Real Estate
 Groups           $162,512  $6,168   $27,273   $1,941        $185,558
(b) Depreciation
 and amortization
 - Non-Real Estate   7,430       -     6,271        -          13,701
                  ----------------------------------------------------
    Total
     depreciation
     and
     amortization $169,942  $6,168   $33,544   $1,941        $199,259
                  ====================================================

(c) Amortization
 of mortgage
 procurement costs
 - Real Estate
 Groups             $8,971    $616    $1,548      $80          $9,983
(d) Amortization
 of mortgage
 procurement costs
 - Non-Real Estate       -       -       105        -             105
                  ----------------------------------------------------
    Total
     amortization
     of mortgage
     procurement
     costs          $8,971    $616    $1,653      $80         $10,088
                  ====================================================



                            Nine Months Ended October 31, 2006
                    --------------------------------------------------

                                        Plus
                                       Unconsol-             Pro-Rata
                      Full             idated                 Consol-
                     Consol-   Less     Invest-     Plus      idation
                     idation  Minority ments at  Discontinued  (Non-
                     (GAAP)   Interest Pro-Rata   Operations   GAAP)
                    --------------------------------------------------

Revenues from real
 estate operations  $775,097  $76,831  $210,183      $88,657 $997,106
Exclude straight-
 line rent
 adjustment (1)       (8,955)       -         -          (44)  (8,999)
                    --------------------------------------------------
Adjusted revenues    766,142   76,831   210,183       88,613  988,107

Operating expenses   460,514   38,027   140,702       58,871  622,060
Add back non-Real
 Estate depreciation
 and amortization
 (b)                     932        -     7,273            -    8,205
Add back
 amortization of
 mortgage
 procurement costs
 for non-Real Estate
 Groups (d)              236        1       591            -      826
Exclude straight-
 line rent
 adjustment (2)       (3,502)       -         -         (938)  (4,440)
Exclude preference
 payment                   -        -         -            -        -
                    --------------------------------------------------
Adjusted operating
 expenses            458,180   38,028   148,566       57,933  626,651

Add interest income
 and other income     29,740    2,673       800          860   28,727
Add equity in
 earnings of
 unconsolidated
 entities             15,811        -    (2,155)           -   13,656
Remove gain on
 disposition
 recorded on equity
 method               (7,662)       -     7,662            -        -
Add back provision
 for decline
 recorded on equity
 method                  400        -      (400)           -        -
Add back equity
 method depreciation
 and amortization
 expense (see below)  26,772        -   (26,772)           -        -
                    --------------------------------------------------

Net Operating Income 373,023   41,476    40,752       31,540  403,839

Interest expense,
 including early
 extinguishment of
 debt               (206,158) (19,667)  (40,752)     (14,631)(241,874)

Gain on disposition
 of equity method
 rental properties
 (e)                   7,662        -         -            -    7,662

Gain on disposition
 of rental
 properties and
 other investments         -        -         -      169,211  169,211

Preferred return on
 disposition               -        -         -            -        -

Provision for
 decline in real
 estate               (1,923)       -         -            -   (1,923)

Provision for
 decline in real
 estate of equity
 method rental
 properties             (400)       -         -            -     (400)

Depreciation and
 amortization - Real
 Estate Groups (a)  (124,100) (10,514)  (25,912)      (9,309)(148,807)

Amortization of
 mortgage
 procurement costs -
 Real Estate Groups
 (c)                  (7,815)    (900)     (860)        (323)  (8,098)

Straight-line rent
 adjustment (1) +
 (2)                   5,453        -         -         (894)   4,559

Preference payment         -        -         -            -        -

Equity method
 depreciation and
 amortization
 expense (see above) (26,772)       -    26,772            -        -
                    --------------------------------------------------

Earnings (loss)
 before income taxes  18,970   10,395         -      175,594  184,169

Income tax provision  (9,695)       -         -      (67,849) (77,544)
                    --------------------------------------------------

Earnings (loss)
 before minority
 interest and
 discontinued
 operations            9,275   10,395         -      107,745  106,625

Minority Interest    (10,395) (10,395)        -            -        -
                    --------------------------------------------------
Earnings (loss) from
 continuing
 operations           (1,120)       -         -      107,745  106,625

Discontinued
 operations, net of
 tax and minority
 interest:
      Operating
       earnings from
       rental
       properties      3,916        -         -       (3,916)       -
      Gain on
       disposition
       of rental
       properties    103,829        -         -     (103,829)       -
                    --------------------------------------------------
                     107,745        -         -     (107,745)       -

                    --------------------------------------------------
Net earnings        $106,625       $-        $-           $- $106,625
                    ==================================================


(a) Depreciation and
 amortization - Real
 Estate Groups      $124,100  $10,514   $25,912       $9,309 $148,807
(b) Depreciation and
 amortization - Non-
 Real Estate             932        -     7,273            -    8,205
                    --------------------------------------------------
    Total
     depreciation
     and
     amortization   $125,032  $10,514   $33,185       $9,309 $157,012
                    ==================================================

(c) Amortization of
 mortgage
 procurement costs -
 Real Estate Groups   $7,815     $900      $860         $323   $8,098
(d) Amortization of
 mortgage
 procurement costs -
 Non-Real Estate         236        1       591            -      826
                    --------------------------------------------------
    Total
     amortization of
     mortgage
     procurement
     costs            $8,051     $901    $1,451         $323   $8,924
                    ==================================================


(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144; therefore, are reported in continuing operations when sold. For the nine months ended October 31, 2007, one equity method property was sold, White Acres, resulting in a pre-tax gain on disposition of $2,106. For the nine months ended October 31, 2006, one equity method property was sold, Midtown Plaza, resulting in a pre-tax gain on disposition of $7,662.




           Forest City Enterprises, Inc. and Subsidiaries
                 Supplemental Operating Information


                     Net Operating Income (dollars in thousands)
                 -----------------------------------------------------
                         Three Months Ended October 31, 2007
                 ----------------------------------------------------

                                     Plus
                                    Unconsol-             Pro-Rata
                   Full             idated                  Consol-
                  Consol-   Less     Invest-     Plus      idation
                 idation  Minority ments at   Discontinued   (Non-
                   (GAAP) Interest  Pro-Rata   Operations   GAAP)
                 ----------------------------------------------------

Commercial Group
   Retail

     Comparable   $53,863    $6,393   $3,119            $-  $50,589
     ----------------------------------------------------------------
     Total         62,239     2,955    6,498             -   65,782

   Office
    Buildings

     Comparable    45,220     5,227    1,034             -   41,027
     ----------------------------------------------------------------
     Total         49,835     2,167    1,658             -   49,326

   Hotels

     Comparable     5,000         -      491             -    5,491
     ----------------------------------------------------------------
     Total          4,932        43      491             -    5,380

   Earnings from
    Commercial
    Land Sales      6,038         -        -             -    6,038

   Other           (2,271)    1,699     (284)            -   (4,254)
---------------------------------------------------------------------

Total Commercial
 Group

     Comparable   104,083    11,620    4,644             -   97,107
     ----------------------------------------------------------------
     Total        120,773     6,864    8,363             -  122,272

Residential
 Group
   Apartments

     Comparable    23,325       699    7,474             -   30,100
     ----------------------------------------------------------------
     Total         31,160       773    8,115         2,389   40,891

   Military
    Housing

     Comparable         -         -        -             -        -
     ----------------------------------------------------------------
     Total          8,707        89      533             -    9,151

   Sale of
    Residential
    Development
    Project         7,545         -        -             -    7,545
---------------------------------------------------------------------

Total
 Residential
 Group

     Comparable    23,325       699    7,474             -   30,100
     ----------------------------------------------------------------
     Total         47,412       862    8,648         2,389   57,587

Total Rental
 Properties

     Comparable   127,408    12,319   12,118             -  127,207
     ----------------------------------------------------------------
     Total        168,185     7,726   17,011         2,389  179,859

Land Development
 Group              2,282        63      204             -    2,423

The Nets           (9,576)        -    1,927             -   (7,649)

Corporate
 Activities       (11,629)        -        -             -  (11,629)

---------------------------------------------------------------------
Grand Total      $149,262    $7,789  $19,142        $2,389 $163,004

---------------------------------------------------------------------


                     Net Operating Income (dollars in thousands)
                ------------------------------------------------------
                         Three Months Ended October 31, 2006
                -----------------------------------------------------

                                     Plus
                                    Unconsol-             Pro-Rata
                   Full             idated                  Consol-
                  Consol-   Less     Invest-     Plus      idation
                 idation  Minority ments at   Discontinued   (Non-
                   (GAAP) Interest  Pro-Rata   Operations   GAAP)
                 ---------------------------------------------------

Commercial
 Group
   Retail

     Comparable   $48,054    $5,169   $2,892            $-  $45,777
     ----------------------------------------------------------------
     Total         48,763     4,971    2,952           460   47,204

   Office
    Buildings

     Comparable    44,103     5,293    1,010             -   39,820
     ----------------------------------------------------------------
     Total         42,941     5,150    1,010             -   38,801

   Hotels

     Comparable     4,777         -      494             -    5,271
     ----------------------------------------------------------------
     Total          4,567         -      494         3,891    8,952

   Earnings
    from
    Commercial
    Land Sales      7,647       766        -             -    6,881

   Other           (7,444)      968      (42)            -   (8,454)
---------------------------------------------------------------------

Total
 Commercial
 Group

     Comparable    96,934    10,462    4,396             -   90,868
     ----------------------------------------------------------------
     Total         96,474    11,855    4,414         4,351   93,384

Residential
 Group
   Apartments

     Comparable    22,345       649    6,486             -   28,182
     ----------------------------------------------------------------
     Total         20,036     1,100    7,835         6,739   33,510

   Military
    Housing

     Comparable         -         -        -             -        -
     ----------------------------------------------------------------
     Total          2,857         -       61             -    2,918

   Sale of
    Residential
    Development
    Project             -         -        -             -        -
---------------------------------------------------------------------

Total
 Residential
 Group

     Comparable    22,345       649    6,486             -   28,182
     ----------------------------------------------------------------
     Total         22,893     1,100    7,896         6,739   36,428

Total Rental
 Properties

     Comparable   119,279    11,111   10,882             -  119,050
     ----------------------------------------------------------------
     Total        119,367    12,955   12,310        11,090  129,812

Land
 Development
 Group             14,302       807      171             -   13,666

The Nets           (1,342)        -      479             -     (863)

Corporate
 Activities       (12,464)        -        -             -  (12,464)

---------------------------------------------------------------------
Grand Total      $119,863   $13,762  $12,960       $11,090 $130,151

---------------------------------------------------------------------


                          Net Operating Income (dollars in thousands)
                          --------------------------------------------
                                            % Change
                          --------------------------------------------

                           Full Consolidation  Pro-Rata Consolidation
                                  (GAAP)             (Non-GAAP)
                           -------------------------------------------

Commercial Group
   Retail

     Comparable                           12.1%                  10.5%
     ---------------------
     Total

   Office Buildings

     Comparable                            2.5%                   3.0%
     ---------------------
     Total

   Hotels

     Comparable                            4.7%                   4.2%
     ---------------------
     Total

   Earnings from
    Commercial Land Sales

   Other
--------------------------

Total Commercial Group

     Comparable                            7.4%                   6.9%
     ---------------------
     Total

Residential Group
   Apartments

     Comparable                            4.4%                   6.8%
     ---------------------
     Total

   Military Housing

     Comparable
     ---------------------
     Total

   Sale of Residential
    Development Project
--------------------------

Total Residential Group

     Comparable                            4.4%                   6.8%
     ---------------------
     Total

Total Rental Properties

     Comparable                            6.8%                   6.9%
     ---------------------
     Total

Land Development Group

The Nets

Corporate Activities

--------------------------
Grand Total

--------------------------




            Forest City Enterprises, Inc. and Subsidiaries
                  Supplemental Operating Information


                       Net Operating Income (dollars in thousands)
                   ---------------------------------------------------
                           Nine Months Ended October 31, 2007
                   ---------------------------------------------------

                                       Plus                Pro-Rata
                     Full             Unconsol-    Plus      Consol-
                    Consol-   Less    idated      Discon-   idation
                   idation  Minority Investments  tinued      (Non-
                     (GAAP) Interest at Pro-Rata Operations   GAAP)
                   ---------------------------------------------------

Commercial Group
   Retail

     Comparable    $157,886  $17,927     $8,240          $- $148,199
     -----------------------------------------------------------------
     Total          179,693    9,771     18,079           -  188,001

   Office Buildings

     Comparable     136,290   15,854      3,286           -  123,722
     -----------------------------------------------------------------
     Total          144,653    8,404      4,827           -  141,076

   Hotels

     Comparable      13,119        -      1,458           -   14,577
     -----------------------------------------------------------------
     Total           13,209      141      1,458           -   14,526

   Earnings from
    Commercial Land
    Sales             8,626      930        (28)          -    7,668

   Other            (11,410)   6,318       (596)          -  (18,324)
----------------------------------------------------------------------

Total Commercial
 Group

     Comparable     307,295   33,781     12,984           -  286,498
     -----------------------------------------------------------------
     Total          334,771   25,564     23,740           -  332,947

Residential Group
   Apartments

     Comparable      67,498    2,084     21,931           -   87,345
     -----------------------------------------------------------------
     Total           81,941    3,433     30,007       6,467  114,982

   Military Housing

     Comparable           -        -          -           -        -
     -----------------------------------------------------------------
     Total           13,566        -      1,093           -   14,659

   Sale of
    Residential
    Development
    Project          17,635        -          -           -   17,635
----------------------------------------------------------------------

Total Residential
 Group

     Comparable      67,498    2,084     21,931           -   87,345
     -----------------------------------------------------------------
     Total          113,142    3,433     31,100       6,467  147,276

Total Rental
 Properties

     Comparable     374,793   35,865     34,915           -  373,843
     -----------------------------------------------------------------
     Total          447,913   28,997     54,840       6,467  480,223

Land Development
 Group               12,378      797        403           -   11,984

The Nets            (15,053)       -      2,689           -  (12,364)

Corporate
 Activities         (34,971)       -          -           -  (34,971)

----------------------------------------------------------------------
Grand Total        $410,267  $29,794    $57,932      $6,467 $444,872

----------------------------------------------------------------------


                      Net Operating Income (dollars in thousands)
                  ----------------------------------------------------
                           Nine Months Ended October 31, 2006
                  ----------------------------------------------------

                                       Plus                Pro-Rata
                     Full             Unconsol-    Plus      Consol-
                    Consol-   Less    idated      Discon-   idation
                   idation  Minority Investments  tinued      (Non-
                     (GAAP) Interest at Pro-Rata Operations   GAAP)
                  ----------------------------------------------------

Commercial Group
   Retail

     Comparable    $144,486  $15,015      $8,686         $- $138,157
     -----------------------------------------------------------------
     Total          147,784   13,312       9,157      1,808  145,437

   Office
    Buildings

     Comparable     134,017   16,115       3,105          -  121,007
     -----------------------------------------------------------------
     Total          131,197   16,486       3,105          -  117,816

   Hotels

     Comparable      11,001        -       1,456          -   12,457
     -----------------------------------------------------------------
     Total           10,742        -       1,456     11,120   23,318

   Earnings from
    Commercial
    Land Sales       18,196      924           -          -   17,272

   Other            (16,524)   5,292           9          -  (21,807)
----------------------------------------------------------------------

Total Commercial
 Group

     Comparable     289,504   31,130      13,247          -  271,621
     -----------------------------------------------------------------
     Total          291,395   36,014      13,727     12,928  282,036

Residential Group
   Apartments

     Comparable      64,817    1,976      19,972          -   82,813
     -----------------------------------------------------------------
     Total           67,717    2,676      23,394     18,612  107,047

   Military
    Housing

     Comparable           -        -           -          -        -
     -----------------------------------------------------------------
     Total            6,476        -         160          -    6,636

   Sale of
    Residential
    Development
    Project               -        -           -          -        -
----------------------------------------------------------------------

Total Residential
 Group

     Comparable      64,817    1,976      19,972          -   82,813
     -----------------------------------------------------------------
     Total           74,193    2,676      23,554     18,612  113,683

Total Rental
 Properties

     Comparable     354,321   33,106      33,219          -  354,434
     -----------------------------------------------------------------
     Total          365,588   38,690      37,281     31,540  395,719

Land Development
 Group               52,279    2,786         660          -   50,153

The Nets            (14,084)       -       2,811          -  (11,273)

Corporate
 Activities         (30,760)       -           -          -  (30,760)

----------------------------------------------------------------------
Grand Total        $373,023  $41,476     $40,752    $31,540 $403,839

----------------------------------------------------------------------


                           Net Operating Income (dollars in thousands)
                           -------------------------------------------
                                             % Change
                           -------------------------------------------

                            Full Consolidation  Pro-Rata Consolidation
                                   (GAAP)             (Non-GAAP)
                           -------------------------------------------

Commercial Group
   Retail

     Comparable                             9.3%                  7.3%
     ----------------------
     Total

   Office Buildings

     Comparable                             1.7%                  2.2%
     ----------------------
     Total

   Hotels

     Comparable                            19.3%                 17.0%
     ----------------------
     Total

   Earnings from Commercial
    Land Sales

   Other
---------------------------

Total Commercial Group

     Comparable                             6.1%                  5.5%
     ----------------------
     Total

Residential Group
   Apartments

     Comparable                             4.1%                  5.5%
     ----------------------
     Total

   Military Housing

     Comparable
     ----------------------
     Total

   Sale of Residential
    Development Project
---------------------------

Total Residential Group

     Comparable                             4.1%                  5.5%
     ----------------------
     Total

Total Rental Properties

     Comparable                             5.8%                  5.5%
     ----------------------
     Total

Land Development Group

The Nets

Corporate Activities

---------------------------
Grand Total

---------------------------




Development Pipeline
----------------------------------------------------------------------


October 31, 2007
2007 Openings and Acquisitions (10)
                                        Dev                    Pro-
                                        (D)   Date   FCE Legal Rata
                                        Acq Opened / Ownership FCE %
Property/ Location                      (A) Acquired   % (h)   (h)(1)
----------------------------------------------------------------------


Retail Centers:
Promenade Bolingbrook/ Bolingbrook, IL   D    Q1-07     100.0% 100.0%
Victoria Gardens - Bass Pro/ Rancho
 Cucamonga, CA                           D    Q2-07      80.0%  80.0%


Office:
Colorado Studios/ Denver, CO             A    Q1-07      90.0%  90.0%
Commerce Court/ Pittsburgh, PA           A    Q1-07      70.0% 100.0%
Illinois Science and Technology Park -
 Building Q/ Skokie, IL                 A/D   Q1-07     100.0% 100.0%
Richmond Office Park/ Richmond, VA       A    Q2-07     100.0% 100.0%
New York Times/ Manhattan, NY            D    Q3-07      70.0% 100.0%


Residential:
Stapleton Town Center - Botanica Phase
 II/ Denver, CO                          D    Q2-07      90.0%  90.0%
Tobacco Row - Cameron Kinney/ Richmond,
 VA                                      A    Q2-07     100.0% 100.0%

Condominiums:
Mercury (c)/ Los Angeles, CA             D    Q2-07      50.0%  50.0%

Total Openings (d)
LESS: Above properties to be sold as
 Condominiums
Openings and Acquisitions less
 Condominiums


----------------------------------------------------------------------
Residential Phased-In Units (c) (e):
Arbor Glenn/ Twinsburg, OH               D    2004-07    50.0%  50.0%
Pine Ridge Expansion/ Willoughby Hills,
 OH                                      D    2005-07    50.0%  50.0%
Stratford Crossing/ Wadsworth, OH        D    2007-09    50.0%  50.0%
Cobblestone Court/ Painesville, OH       D    2006-08    50.0%  50.0%
Total (g)

----------------------------------------------------------------------
See Attached Footnotes


October 31, 2007
2007 Openings and Acquisitions (10)
                                 Cost at
                                  FCE Pro-
                 Cost at           Rata
                   Full            Share
                 Consol- Total     (Non-
                 idation   Cost    GAAP)    Sq. ft./        Gross
Property/        (GAAP)  at 100%    (b)      No. of        Leasable
 Location          (a)     (2)   (1) X (2)   Units           Area
----------------------------------------------------------------------
                       (in millions)
                --------------------------

Retail Centers:
Promenade
 Bolingbrook/
 Bolingbrook, IL  $148.0   $148.0   $148.0    755,000       429,000(f)
Victoria Gardens
 - Bass Pro/
 Rancho
 Cucamonga, CA      41.2     41.2     33.0    180,000       180,000
                -------------------------------------   -----------
                  $189.2   $189.2   $181.0    935,000       609,000
                ---------------------------==========   ===========

Office:
Colorado
 Studios/
 Denver, CO         $2.2     $2.2     $2.0     75,000
Commerce Court/
 Pittsburgh, PA     26.5     26.5     26.5    378,000
Illinois Science
 and Technology
 Park - Building
 Q/ Skokie, IL      48.3     48.3     48.3    158,000
Richmond Office
 Park/ Richmond,
 VA                115.0    115.0    115.0    614,000(i)
New York Times/
 Manhattan, NY     517.5    517.5    517.5    737,000(j)
                -------------------------------------
                  $709.5   $709.5   $709.3  1,962,000
                ---------------------------==========

Residential:
Stapleton Town
 Center -
 Botanica Phase
 II/ Denver, CO    $26.3    $26.3    $23.7        154
Tobacco Row -
 Cameron Kinney/
 Richmond, VA       31.0     31.0     31.0        259
                -------------------------------------
                   $57.3    $57.3    $54.7        413
                ---------------------------==========
                                                        Units Sold
                                                            at
Condominiums:                                            10/31/2007
                                                        -----------
Mercury (c)/ Los
 Angeles, CA        $0.0   $157.6    $78.8        238       57
                ---------------------------==========

                --------------------------
Total Openings
 (d)              $956.0 $1,113.6 $1,023.8
                ==========================
LESS: Above
 properties to
 be sold as
 Condominiums       $0.0   $157.6    $78.8
                --------------------------
Openings and
 Acquisitions
 less
 Condominiums     $956.0   $956.0   $945.0
                ==========================


-----------------------------------------------------
Residential
 Phased-In Units                   Opened in '07 /
 (c) (e):                                Total
                                 --------------------
Arbor Glenn/
 Twinsburg, OH      $0.0    $18.4     $9.2     48/288
Pine Ridge
 Expansion/
 Willoughby
 Hills, OH           0.0     16.4      8.2     40/162
Stratford
 Crossing/
 Wadsworth, OH       0.0     25.3     12.7     72/348
Cobblestone
 Court/
 Painesville, OH     0.0     24.6     12.3     96/304
                -------------------------------------
Total (g)           $0.0    $84.7    $42.4  256/1,102
                =====================================

-----------------------------------------------------
See Attached Footnotes




Development Pipeline
----------------------------------------------------------------------


October 31, 2007
Under Construction (19)
                                                               Pro-
                                     Dev                       Rata
                                     (D)             FCE Legal FCE %
                                     Acq Anticipated Ownership  (h)
Property/ Location                   (A)   Opening     % (h)    (1)
----------------------------------------------------------------------

Retail Centers:
Orchard Town Center/ Westminster, CO  D     Q1-08       100.0% 100.0%
Shops at Wiregrass (c)/ Tampa, FL     D     Q3-08        50.0%  50.0%
East River Plaza (c)/ Manhattan, NY   D     Q1-09        35.0%  50.0%
White Oak Village/ Richmond, VA       D     Q3-08        50.0% 100.0%
Village at Gulfstream (c)/
 Hallandale, FL                       D     Q1-09        50.0%  50.0%
Promenade at Temecula Expansion/
 Temecula, CA                         D     Q1-09        75.0%  75.0%
Ridge Hill Retail/ Yonkers, NY        D     Q4-09        70.0% 100.0%


Office:
Johns Hopkins - 855 North Wolfe
 Street/ East Baltimore, MD           D     Q1-08        76.6%  76.6%

Residential:
Lucky Strike/ Richmond, VA            D     Q1-08       100.0% 100.0%
Uptown Apartments (c)/ Oakland, CA    D  Q4-07/Q4-08     50.0%  50.0%
Dallas Mercantile/ Dallas, TX         D  Q1-08/Q3-08    100.0% 100.0%
Haverhill/ Haverhill, MA              D     Q1-09       100.0% 100.0%


Military Housing
Ohana Military Communities, Hawaii
 Increment I (c) (e)/ Honolulu, HI    D   2005-2008      10.0%  10.0%
Midwest Millington (c)/ Memphis, TN   D     Q3-09        25.0%  25.0%
Military Housing - Navy Midwest (c)
 (e)/ Chicago, IL                     D   2006-2009      25.0%  25.0%
Air Force Academy (c) (e)/ Colorado
 Springs, CO                          D   2007-2009      50.0%  50.0%
Military Housing - Marines, Hawaii
 Increment II (c) (e)/ Honolulu, HI   D   2007-2010      10.0%  10.0%
Military Housing - Navy, Hawaii
 Increment III (c) (e)/ Honolulu, HI  D   2007-2010      10.0%  10.0%
Navy Northwest (c)/ Seattle, WA      A/D     2010        20.0%  20.0%


Total Under Construction (k)


----------------------------------------------------------------------
Residential Phased-In Units (c) (e):
Cobblestone Court/ Painesville, OH    D    2006-08       50.0%  50.0%
Sutton Landing/ Brimfield, OH         D    2007-08       50.0%  50.0%
Stratford Crossing/ Wadsworth, OH     D    2007-09       50.0%  50.0%
Total (l)

----------------------------------------------------------------------
See Attached Footnotes


October 31, 2007
Under Construction (19)
                              Cost at
                               FCE Pro-
              Cost at           Rata
                Full            Share
              Consol-  Total    (Non-
              idation   Cost    GAAP)   Sq. ft./      Gross      Pre-
Property/     (GAAP)  at 100%    (b)     No. of     Leasable    Leased
 Location        (a)    (2)   (1) X (2)  Units        Area         %
----------------------------------------------------------------------
                    (in millions)
             --------------------------
Retail
 Centers:
Orchard Town
 Center/
 Westminster,
 CO             $160.2  $160.2   $160.2   983,000     569,000(m)   58%
Shops at
 Wiregrass
 (c)/ Tampa,
 FL                0.0   148.2     74.1   646,000     356,000      68%
East River
 Plaza (c)/
 Manhattan,
 NY                0.0   396.4    198.2   517,000     517,000      64%
White Oak
 Village/
 Richmond, VA     70.1    70.1     70.1   796,000     290,000      70%
Village at
 Gulfstream
 (c)/
 Hallandale,
 FL                0.0   146.8     73.4   392,000     392,000(n)   17%
Promenade at
 Temecula
 Expansion/
 Temecula, CA    102.5   102.5     76.9   125,000     125,000      39%
Ridge Hill
 Retail/
 Yonkers, NY     669.0   669.0    669.0 1,244,000   1,244,000(o)   13%
             ------------------------------------------------
              $1,001.8$1,693.2 $1,321.9 4,703,000   3,493,000
             --------------------------======================

Office:
             ------------------------------------
Johns Hopkins
 - 855 North
 Wolfe
 Street/ East
 Baltimore,
 MD             $109.7  $109.7    $84.0   278,000(p)               42%
             --------------------------==========

Residential:
Lucky Strike/
 Richmond, VA    $40.8   $40.8    $40.8       131
Uptown
 Apartments
 (c)/
 Oakland, CA       0.0   201.9    101.0       665
Dallas
 Mercantile/
 Dallas, TX      142.2   142.2    142.2       366(q)
Haverhill/
 Haverhill,
 MA               73.6    73.6     73.6       305
             ------------------------------------
                $256.6  $458.5   $357.6     1,467
             --------------------------==========

Military
 Housing
Ohana
 Military
 Communities,
 Hawaii
 Increment I
 (c) (e)/
 Honolulu, HI     $0.0  $316.5    $31.7     1,952
Midwest
 Millington
 (c)/
 Memphis, TN       0.0    80.4     20.1       318
Military
 Housing -
 Navy Midwest
 (c) (e)/
 Chicago, IL       0.0   264.7     66.2     1,658
Air Force
 Academy (c)
 (e)/
 Colorado
 Springs, CO       0.0    82.5     41.3       427
Military
 Housing -
 Marines,
 Hawaii
 Increment II
 (c) (e)/
 Honolulu, HI      0.0   338.8     33.9     1,175
Military
 Housing -
 Navy, Hawaii
 Increment
 III (c) (e)/
 Honolulu, HI      0.0   614.6     61.5     2,519
Navy
 Northwest
 (c)/
 Seattle, WA       0.0   264.5     52.9     2,986
             ------------------------------------
                  $0.0$1,962.0  $ 307.6    11,035
             --------------------------==========

             --------------------------
Total Under
 Construction
 (k)          $1,368.1$4,223.4$ 2,071.1
             ==========================


-------------------------------------------------
Residential
 Phased-In
 Units (c)                      Under Const. /
 (e):                                Total
                              -------------------
Cobblestone
 Court/
 Painesville,
 OH               $0.0   $24.6    $12.3    96/304
Sutton
 Landing/
 Brimfield,
 OH                0.0    15.9      8.0   216/216
Stratford
 Crossing/
 Wadsworth,
 OH                0.0    25.3     12.7   108/348
             ------------------------------------
Total (l)         $0.0   $65.8    $33.0   420/868
             ====================================

-------------------------------------------------
See Attached Footnotes




Development Pipeline
----------------------------------------------------------------------

2007 FOOTNOTES
----------------------------------------------------------------------

( a ) Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity ("VIE").
( b ) Cost at pro-rata share represents Forest City's share of cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.
( c ) Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.
( d ) The difference between the full consolidation cost amount (GAAP) of $956.0 million to the Company's pro-rata share (a non-GAAP measure) of $1,023.8 million consists of a reduction to full consolidation for minority interest of $11.0 million of cost and the addition of its share of cost for unconsolidated investments of $78.8 million.
( e ) Phased-in openings. Costs are representative of the total project.
( f ) Includes 39,000 square feet of office space.
( g ) The difference between the full consolidation cost amount (GAAP) of $0.0 million to the Company's pro-rata share (a non-GAAP measure) of $42.4 million consists of the Company's share of cost for unconsolidated investments of $42.4 million.
( h ) As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company's legal ownership.
( i ) Includes 11 office buildings.
( j ) Includes 23,000 square feet of retail space.
( k ) The difference between the full consolidation cost amount (GAAP) of $1,368.1 million to the Company's pro-rata share (a non-GAAP measure) of $2,071.1 million consists of a reduction to full consolidation for minority interest of $51.3 million of cost and the addition of its share of cost for unconsolidated investments of $754.3 million.
( l ) The difference between the full consolidation cost amount (GAAP) of $0.0 million to the Company's pro-rata share (a non-GAAP measure) of $33.0 million consists of Forest City's share of cost for unconsolidated investments of $33.0 million.
( m ) Includes 177,000 square feet for Target and 97,000 square feet for JC Penney that opened in Q3-06, as well as 16,000 square feet of office space.
( n ) Includes 67,000 square feet of office space.
( o ) Includes 156,000 square feet of office space.
( p ) Includes 22,000 square feet of retail space.
( q ) Includes 18,000 square feet of retail space.



    CONTACT: Forest City Enterprises, Inc.
             At The Company
             Thomas G. Smith, Executive Vice President,
             Chief Financial Officer, 216-621-6060
             or
             Thomas T. Kmiecik, Assistant Treasurer, 216-621-6060 or
             On The Web:
             www.forestcity.net